EXHIBIT 99.1

POLICY STATEMENT ON INSIDE INFORMATION AND SECURITIES TRADING OF AETHLON MEDICAL, INC.

As adopted by the Board of Directors on March 1, 2010

As a result of your position as a director, officer, or employee of Aethlon Medical, Inc. (the “Company,” “we,” or “us”), you are likely to learn or have access to material information about the Company and other entities, including other public companies, with which we do business (collectively, our “Business Acquaintances”) that is not generally available to the public.  Accordingly, you may buy and sell the Company’s securities only as set forth in this Policy Statement.  Material non-public information is commonly referred to as “inside information.”  As a result of your relationship with the Company, you have certain responsibilities and obligations under the federal securities laws regarding using such material non-public information in trading the Company’s and our Business Acquaintances’ securities, commonly referred to as “insider trading.”  This Policy Statement is intended to explain these responsibilities and obligations.  This Policy Statement is also intended to set forth certain limitations and parameters on trading in the Company's securities.

SUMMARY

1.   You may not buy or sell the securities of the Company or any Business Acquaintance on the basis of material non-public information concerning the Company or any Business Acquaintance.

2.   Subject to the restrictions contained under the heading “Blackout Period and Makeup Trading Provisions” described below and compliance with Section 1 above, you may buy and sell the Company’s securities only under the following circumstances:

(i)
during the period (a “Permitted Trading Period”) commencing on the third trading day immediately following the earlier of (a) any filing by the Company of an annual report on Form 10-K or a quarterly report on Form 10-Q with the Securities and Exchange Commission (the “SEC”), or (b) the issuance of an earnings release reporting the Company’s results of operations and financial condition at the end of the previous quarter so long as such earnings release includes all material information regarding its results of operations and financial condition the Company intends to disclose in its next immediate Form 10-K or Form 10-Q.  Such Permitted Trading Period shall continue for twenty consecutive trading days immediately following the Company’s filing with the SEC of its Form 10-K or Form 10-Q, as applicable; or

(ii)	pursuant to a Rule 10b5-1 trading plan as set forth below.

In addition to the above conditions, each officer and director that intends to purchase or sell the Company's securities (other than the acquisition of securities through a previously board-approved grant of stock or exercise of options), shall prior to any such trading or prior to the institution of a trading plan under Rule 10b5-1, inform the Board of Directors in writing of the details of the proposed trading and the Board shall determine whether to publicly disclose the proposed trading. Trading plans may be subject to disclosure on a Form 8-K at the discretion and direction of the Board of Directors.

In all circumstances, sales of the Company's securities, whether under a 10b5-1 trading plan or otherwise, shall not with respect to all open market sales exceed 5% of the average volume of trading for the prior thirty calendar day period (the "look back period") as reported on dailyfinance.com.  The look back period shall be utilized on a rolling basis over the time frame of the proposed trading actions, which for sales under Rule 144 shall be on a ninety basis in conformity with the Rule. Any sales under Rule 144 (whether or not pursuant to a trading plan) shall be properly noticed and filed with the SEC under a Rule 144 Notice Form prior to the start of trading.

3.   Note, as discussed below, there may be times when the Company is in possession of material non public information not disclosed in an earnings release or Form 10-K or Form 10-Q, such as a plan to change the Company’s dividend policy, a possible material acquisition or another material development.  At such times the Company will close the Permitted Trading Period and impose a blackout period until such information is disclosed or no longer material.

4.   You may not aid or abet another person’s insider trading.  That is, you may not “tip” other persons by providing them with material non-public information concerning the Company or any Business Acquaintance.

MATERIAL NON-PUBLIC INFORMATION

A.   What is Material Non-Public Information?

1.   “Non-public information” is information about the Company or its Business Acquaintances that has not been disclosed or made generally available to the public.  Information with respect to the Company or a Business Acquaintance is generally no longer “non-public” when it has been disclosed by the Company or such Business Acquaintance or by third parties in a filing with the SEC or a press release or other statement to the general public.  For example, the operating results of the Company for a particular quarter, prior to an earnings release for such quarter, would be non-public information.  After an earnings release for such quarter, the operating results of the Company would no longer be non-public to the extent disclosed in such earning release.

2.   Information with respect to the Company or a Business Acquaintance is generally considered “material” if: (i) a reasonable investor would likely find the information important to his or her decision to buy or sell the Company’s or such Business Acquaintance’s securities or (ii) such information, if made public, would likely affect the market price of the Company’s or such Business Acquaintance’s securities.  There is no bright-line rule; instead materiality depends on the facts and circumstances at hand.  Examples of material information include the following: a potential merger or acquisition involving the Company; the Company’s operating results; pending regulatory action against the Company; the public or private sale of additional securities of the Company; a tender offer by the Company for another company’s securities; and major management changes at the Company.

3.   Generally, when in doubt about whether certain information is material, you should presume such information is in fact material.  If you are unsure whether information of which you are aware is material or non-public, you should seek independent legal counsel.

B.   Prohibition on Insider Trading

The federal securities laws prohibit any person who obtains material non-public information relating to the Company or any Business Acquaintance and has a duty not to disclose it, such as an officer or employee of the Company, from using such information in trading the securities of the Company or such Business Acquaintance.  The rationale for this prohibition is that the integrity of the securities market would be seriously undermined if the deck were stacked against persons not privy to such information.  Furthermore, failure to maintain the confidentiality of material non-public information about the Company and our Business Acquaintances could greatly harm our ability to conduct business.

C.	Safeguarding Material Non-public Information

During the period that material information relating to the Company or its business is unavailable to the general public, it must be kept in strict confidence.  Accordingly, such information should be discussed only with persons who a “need to know,” and should be confined to as small a group as possible.  The utmost care and circumspection must be exercised at all times.  Thus, conversations in public places, such as elevators, restaurants, and airplanes, should be limited to matters that do not involve information of a sensitive or confidential nature.

To assure that Company confidences are protected to the maximum extent possible, no individual other than specifically authorized personnel may release material information to the public or respond to inquiries from the media, analysts or others outside the Company.  Any such inquiries should be directed to Company counsel or any spokesperson designated by the CEO.

D.	Restrictions on Trading and Tipping

In light of its responsibilities under the federal securities laws, the Company has adopted the following policies regarding your trading in securities:

1.   Directors, officers and other employees of the Company may not buy or sell securities of the Company or any other publicly traded company while in possession of material non-public information.  Neither you nor any person affiliated with you (which generally includes family members and business entities in which you are a director, officer, or large shareholder) may buy or sell securities or engage in any other action to take advantage of, or pass on to others, material non-public information.  This information extends not only to transactions involving Company securities but also transactions involving securities of any Business Acquaintance.

2.   Directors, officers, and other specified employees of the Company may trade the Company’s securities only during a Permitted Trading Period, subject to the blackout period and makeup trading provisions described below.   Trading during any other time period by you or any person affiliated with you (which generally includes family members and business entities of which you are a director, officer or large shareholder) is strictly prohibited.  Because someone in your position is especially likely to receive material information about the Company before it is made generally available, confining your trading in the Company’s securities to a Permitted Trading Period will help ensure that trading is not based on material information that it not available to the public.

3.   Directors, officers and other employees or the Company may not communicate material non-public information to other persons generally prior to its public disclosure and dissemination.  Persons at the Company who come into possession of material non-public information must not communicate that information prior to its public disclosure and dissemination to other persons who are not legally bound to keep such information confidential.  There is, therefore, a need to exercise care even when speaking with other Company personnel who do not have a “need to know” and when communicating with family, friends and other persons not associated with the Company.  To avoid even the appearance of impropriety, you should avoid making recommendations about buying or selling securities of the Company or any Business Acquaintance.

10b5-1 TRADING PLAN

Notwithstanding the prohibition against insider trading, Rule 10b5-1 and the Company policy permit employees and directors to trade in Company securities, regardless of their awareness of inside information, if the transaction is made pursuant to a pre-arranged trading plan that was entered into when the employee or director was not in possession of material nonpublic information.  Company policy requires trading plans to be written and to specify the amount of, date on which, and price at which the securities are to be traded or to establish a formula for determining such items.  This policy also requires that sales by officers and directors under any such plan with respect to all open market sales shall not exceed  5% of the average volume of trading for the prior thirty calendar day period (the "look back period") as reported on dailyfinance.com.  The look back period shall be utilized on a rolling basis over the life of the trading plan. Trading plans may not be adopted when the employee or director is in possession of material non-public information about the Company.  An employee may amend or replace his or her trading plan only during periods when trading is permitted in accordance with this Policy Statement.

BLACKOUT PERIOD AND MAKEUP TRADING

The Company reserves the right to restrict your trading in the Company’s securities at any time and from time to time for all or a portion of any Permitted Trading Period because of certain developments relating to the Company and the presumed possession of material non-public information by you by providing notice to you that you may not trade the Company’s securities for any or a portion of such Permitted Trading Period.  Such period of restriction is commonly referred to as a “blackout period”.  Such blackout period for trading during a Permitted Trading Period may be shortened or extended by the Company.  When the developments relating to any such blackout period are disclosed by the Company’s filing of a current report on Form 8-K or an amended report on Form 10-K or an amended quarterly report on Form 10-Q, or through a press release, and the disclosure occurs during a Permitted Trading Period, you may buy and sell the Company’s securities commencing on the third trading day immediately following any such filing through the end of the Permitted Trading Period.

All persons subject to this Policy will provide the Board of Directors and executive management of the Company as soon as possible, but with not less than seven days, prior notice of any proposed sales of Company securities into the public markets and such notice will include information with respect to the proposed price range of such sales, quantity and timing of such sales.

PENALTIES AND COMPLIANCE

The penalties imposed under the federal securities laws for engaging in insider trading are severe:

(i)	Civil penalties of up to the greater of $1,000,000 and three (3) times the profit gained or loss avoided from any insider trading transaction;

(ii)	Criminal penalties, including prison terms up to twenty (20) years and fines up to $5,000,000; and

(iii)	Civil penalties including enforcement action by the SEC and the potential for being barred for life from working in the securities industry or in certain positions at public companies.

Given the extremely serious nature of any violation of insider trading provisions and the repercussions for both you and the Company, any person found to have committed such a violation will be subject to immediate dismissal and liable to the Company for any damages sustained by the Company as a result of such person’s involvement in insider trading.

All recipients of this memorandum must sign, date and return the attached certificate stating that they received the Company’s Policy Statement regarding insider trading and the preservation of confidential information and that they agree to comply with the Policy Statement.  All Company personnel are bound by the Policy Statement, regardless or whether they sign the certificate.

CERTIFICATION

I hereby certify that:

1.	I have read and understand the Company’s Policy Statement on Inside Information and Securities Trading (the “Insider Trading Policy”);
2.	I have complied with the Insider Trading Policy since its effective date and will continue to comply with such Insider Trading Policy for so long as I am subject to such Insider Trading Policy;
3.	I understand and agree that compliance with the Insider Trading Policy is a condition to my continued employment by or service to the Company;
4.
I hereby consent to the Company’s imposition of sanctions for violation of the policy as well as the issuance of any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with the Insider Trading Policy.  Such sanctions may include demotion or other disciplinary actions up to and including termination of employment with or service to the Company where the Company has a reasonable basis to conclude that its Insider Trading Policy has been violated; and

5.	The Company may require directors, officers and employees to recertify compliance with the Insider Trading Policy on a periodic basis.

Signature: _____________________________________________

Print Name: ____________________________________________

Date: __________________________________________________